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                                                                  EXHIBIT (8)(e)

                             PARTICIPATION AGREEMENT
                                     BETWEEN
                     ML LIFE INSURANCE COMPANY OF NEW YORK,
                                       AND
                             FAM DISTRIBUTORS, INC.

         THIS AGREEMENT, dated as of the 11th day of October, 2002, between ML Life Insurance Company of New York (the "Company) a New York life insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (hereinafter referred to individually and collectively as the "Account"), and FAM DISTRIBUTORS, INC. (the "Underwriter"), a Delaware corporation.

         WHEREAS, the Underwriter, which serves as distributor to the registered investment companies listed on Schedule B hereto, as may be amended from time to time (hereinafter referred to as the "Funds"), is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD");

         WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to variable annuity contracts set forth in Schedule A hereto, as it may be amended from time to time by mutual written agreement (the "Contracts");

         WHEREAS, each Fund issues shares to the general public and to the separate accounts of insurance companies ("Participating Insurance Companies") to, among other uses, fund variable annuity contracts sold to certain qualified pension and retirement plans;

         WHEREAS, the Company intends to purchase shares of other open-end management investment companies that offer shares to the general public to fund the Contracts;

         WHEREAS, the Underwriter knows of no reason why shares in any Fund may not be sold to Participating Insurance Companies to fund variable annuity contracts sold to certain qualified pension and retirement plans; and

         WHEREAS, to the extent permitted by applicable insurance and taxation laws and regulations, the Company intends to purchase shares in the Funds (and classes thereof) listed in Schedule B hereto, as it may be amended from time to time by mutual written agreement on

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behalf of the Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such shares in the Funds, and classes thereof, to the Account at net asset value.

         NOW, THEREFORE, in consideration of their mutual promises, the Company and the Underwriter agree as follows:

ARTICLE I.        Sale of Fund Shares

         1.1. Underwriter has exclusive authority to distribute the Funds' shares, and has agreed to make available to the Company for purchase on behalf of the Account shares of the Funds and classes thereof listed on Schedule B to this Agreement (the "Shares"). Pursuant to such authority, and subject to
Article IX hereof, the Underwriter agrees to make the Shares available to the Company for purchase on behalf of the Account, such purchases to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, the Underwriter or a Funds' board of directors (a "Board") may suspend or terminate the offering of Shares of any Fund or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of either Underwriter or the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary in the best interests of the shareholders of such Fund.

         1.2. Underwriter shall cause each Fund to redeem, at the Company's request, any full or fractional Shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with
Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) the Company shall not redeem Shares attributable to Contract owners except in the circumstances permitted in Section 9.3 of this Agreement, and (ii) a Fund may delay redemption of Shares to the extent permitted by the 1940 Act, and any rules, regulations, or orders thereunder.

         1.3.     Purchase and Redemption Procedures

Underwriter hereby appoints the Company as its agent for the limited purpose of receiving purchase and redemption requests on behalf of the Account (but not with respect to any Fund shares that may be held in the general account of the Company) for the Shares made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account. All transactions in Account shares shall be executed through the Omnibus Accounts of Company's affiliate Merrill Lynch, Pierce, Fenner & Smith, Inc. ("Omnibus Accounts"). Any such request (or relevant transactional information therefor) received by the Company on any day the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC (a "Business Day") prior to the time that the Fund ordinarily calculates its net asset value as described from time to time in the Fund Prospectus (which as of the date of execution of this Agreement is 4:00 p.m. Eastern

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Time) shall be executed by the Underwriter at the net asset value determined as of the close of trading on that same Business Day, provided that the Underwriter receives notice of such request by 9:30 a.m. Eastern Time on the next following Business Day. Company will provide to the Underwriter or its designee via the NSCC Fund SERV DCC & S platform (which utilizes the "as of" record layout within Fund/SERV) one or more files detailing the instructions received with respect to each Plan prior to 4:00 p.m. Eastern Time on the prior Business Day for each of the Funds. If for any reason Merrill Lynch is unable to transmit the file(s) with respect to any Business Day, Merrill Lynch will notify the Underwriter or its designee by 9:30 a.m. Eastern Time on the next following Business Day.

                  (b) The Company shall pay for Shares on the same day that it notifies the Fund of a purchase request for such Shares. Payment for Shares shall be made in federal funds transmitted to the Fund via the NSCC Fund/SERV DCC&S platform to be received by the Fund by 6:30 p.m. Eastern Time on the day the Fund is notified of the purchase request for Shares (unless the Fund determines and so advises the Company that sufficient proceeds are available from redemption of Shares of other Funds effected pursuant to redemption requests tendered by the Company on behalf of the Account). Upon receipt of federal funds transmitted via the NSCC Fund/SERV DCC&S platform, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund. Notwithstanding any provision of this Agreement to the contrary, for purchase and redemption instructions with respect to any Shares, Company and the Fund will settle the purchase and redemption transactions referred to herein, via the NSCC Fund/SERV platform settlement process on the next Business Day following the effective trade date. The Fund will provide to Company a daily transmission of positions and trading activity taking place in the Omnibus Accounts using Company's affiliate's proprietary Inventory Control System ("ICS").

                  (c) Payment for Shares redeemed by the Account or the Company shall be made in federal funds transmitted via the NSCC Fund/SERV DCC&S platform to the Company or any other designated person on the next Business Day after the Fund is properly notified of the redemption order of such Shares (unless redemption proceeds are to be applied to the purchase of Shares of other Funds in accordance with Section 1.3(b) of this Agreement), except that Underwriter, on behalf of the Funds, reserves the right to redeem Shares in assets other than cash and to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and any Rules thereunder, and in accordance with the procedures and policies of the Funds as described in the then current prospectus. Neither Underwriter nor Fund shall bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by the Company; the Company alone shall be responsible for such action.

                  (d) Any purchase or redemption request for Shares held or to be held in the Company's general account shall be effected at the closing net asset value per share next determined after a Funds' receipt of such request as set forth in Section 1.3(a) herein.

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         1.4.     Underwriter shall use its best efforts to make the closing net asset value per Share for each Fund available to the Company by 6:30 p.m.
Eastern Time each Business Day via the NSCC Profile 1 platform, and in any event, as soon as reasonably practicable after the closing net asset value per Share is calculated, and shall calculate such closing net asset value, including any applicable daily dividend factor, in accordance with the Funds' Prospectus. In the event the Underwriter is unable to make the 6:30 p.m. deadline stated herein, it shall provide additional time for the Company to place orders for the purchase and redemption of Shares (that have already been placed by Company's customers prior to the market's close on that Business Day). Such additional time shall be equal to the additional time that the Fund takes to make the closing net asset value available to the Company. Neither the Fund, the Underwriter, nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by the Company to the Fund or the Underwriter.
Any material error in the calculation or reporting of the closing net asset value, including any applicable daily dividend factor per Share shall be reported immediately upon discovery to the Company. In such event the Company shall be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct closing net asset value, including any applicable daily dividend factor per Share, and Underwriter shall bear the cost of correcting such errors. Any error of a lesser amount shall be corrected in the next
Business Day's net asset value per Share.

         1.5. Notwithstanding anything to the contrary contained in this Agreement, Underwriter will make available for purchase by the Company, on its behalf and on behalf of the Account, a class of shares available at net asset value which are not subject to a contingent deferred sales charge or redemption fee. In addition, no exchange fees will be applicable to shares of the Funds purchased by the Company, on its behalf and on behalf of the Account. Underwriter shall furnish notice (via the NSCC Profile II platform) to the Company as soon as reasonably practicable of any income dividends or capital gain distributions payable on any Shares. The form of payment of dividends and capital gains distributions will be determined in accordance with the Company's operational procedures in effect at the time of the payment of such dividend or distribution. At this time the Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Shares in the form of additional Shares of that Designated Portfolio. Company will reinvest the additional Shares of that Designated Fund through a trade processed via the NSCC platform. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in the form of cash. The parties understand and agree that all transactions of Account shares contemplated herein shall be executed through the Omnibus Account and that Company's affiliate, Merrill Lynch, Pierce, Fenner & Smith, Inc. will receive all such dividends and distributions in the form of cash which Company, in turn, will immediately reinvest in the form of additional Shares of that Designated Portfolio. The Underwriter shall notify the Company promptly of the number of Shares so issued as payment of such dividends and distributions.

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         1.6.     Issuance and transfer of Shares shall be by book entry only and executed through the Omnibus Accounts. Stock certificates will not be issued to the Company or the Account. Purchase and redemption orders for Shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

         1.7      Fund Information.

         (a) Underwriter will provide (or cause to be provided) to Company the information set forth in Schedule C hereto. In addition, notwithstanding anything contained in this Agreement to the contrary, Underwriter hereby agrees that Company may use such information in communications prepared for the Contracts, including, but not limited to, application, marketing, sales and other communications materials. Underwriter will provide timely notification to Company of any change to the information described in Part I of Schedule C, including without limitation any change to the CUSIP number or symbol designation of a Fund. Such notification shall be given to Company at least ten
(10) Business Days prior to the effective date of the change or the effect of the change with respect to transactions by the Account in any affected Fund shall be delayed for a reasonable time following notification hereunder.

         (b) Notwithstanding anything to the contrary in this Agreement, upon request, Underwriter will provide Company with prospectuses, proxy materials, financial statements, reports and other materials relating to each Fund in sufficient quantity for each Contract owner invested in the Fund.

         (c) With the exception of (i) listings of product offerings; (ii) materials in the public domain (e.g., magazine articles and trade publications); and (iii) materials used on an internal basis only, Company agrees not to furnish or cause to be furnished to any third parties or to display publicly or publish any information or materials relating to the Funds, except such materials and information as may be distributed to Company by Fund or approved for distribution by Underwriter and upon Company's request.

         1.8. The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Shares may be sold to other investors and the cash value of the Contracts may be invested in other investment companies.

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ARTICLE II.       Representations and Warranties

         2.1. The Company represents and warrants that the Contracts (a) are, or prior to issuance will be, registered under the 1933 Act, or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under Arkansas insurance laws, and that it (a) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or alternatively (b) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act. The Company shall register and qualify the Contracts or interests therein as securities in accordance with the laws of the various states only if and to the extent deemed advisable by the Company.

         2.2. Underwriter, on behalf of each Fund, represents and warrants that Shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with applicable state and federal securities laws and that the Fund is and shall remain registered under the 1940 Act. Underwriter shall amend the registration statement for the Funds' respective Shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its respective Shares. Underwriter shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund, its adviser or the Underwriter.

         2.3. Underwriter agrees to comply with any applicable state insurance laws or regulations (including the furnishing of information not otherwise available to the Company which is required by state insurance law to enable the Company to obtain the authority needed to issue the Contracts in any applicable state, and including cooperating with the Company in any filings of sales literature for the Contracts), to the extent notified thereof in writing by the Company.

         2.4. Underwriter represents that each Fund is lawfully organized and validly existing under the laws of the state of its respective incorporation or creation and that it does and will comply in all material respects with the 1940 Act.

         2.5. The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents

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that it will sell and distribute the Fund Shares in accordance with any applicable state and federal securities laws.

         2.6. Underwriter represents and warrants, on its own behalf and on behalf of each Fund, that all of its and the Funds' trustees/directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

ARTICLE III.      Prospectuses and Proxy Statements; Voting

         3.1. The Underwriter shall provide the Company with as many copies of the Funds' current prospectuses describing only the Classes of the Funds listed on Schedule B as the Company may reasonably request. Underwriter shall bear the expense of printing copies of the current prospectus and profiles for the Fund that will be distributed to existing Contract owners, and the Company shall bear the expense of printing copies of the Contract's prospectuses that are used in connection with offering the Contracts issued by the Company. If requested by the Company in lieu thereof, Underwriter shall provide such documentation (including a final copy of the new prospectus on diskette at Underwriter's expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus for the Contracts and the Funds' prospectuses printed together in one document (such printing of the Funds' prospectuses for existing Contract owners to be at the Underwriter's expense, In the event that Company determines to have the prospectus and/or periodic shareholder reports for the Contracts and the Fund's prospectus and/or periodic reports to shareholders printed together in one document, the Fund, its designee or the Underwriter shall reimburse the Company for the pro-rata share of the printing costs (excluding any non-printing costs such as composition and document layout costs) for those pages that contain the Fund's prospectus or periodic reports to shareholders that the Company may reasonably print for distribution to existing and prospective Contract owners whose Contracts are funded by Shares of the Fund. Company shall use its best efforts to minimize such printing costs.

         3.2. The Funds' prospectuses shall state that the current Statements of Additional Information ("SAI") for each Fund is available, and the Underwriter, at its expense, shall provide a reasonable number of copies of such SAI free of charge to the Company for itself and for any owner of a Contract who requests such SAI.

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         3.3.     Underwriter shall provide the Company with information
regarding each Fund's expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract.

         3.4. Underwriter, at its expense, shall provide the Company with copies of each Fund's proxy materials, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

         3.5.     The Company shall:

                  (i)      solicit voting instructions from Contract owners;

                  (ii) vote the Shares in accordance with instructions received from Contract owners; and

                  (iii) vote Shares for which no instructions have been received in the same proportion as Shares of such Fund for which instructions have been received,

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners or to the extent otherwise required by law. The Company will vote Shares held in any segregated asset account in the same proportion as Shares of such Fund for which voting instructions have been received from Contract owners, to the extent permitted by law.

ARTICLE IV.       Sales Material and Information

         4.1. The Company shall furnish, or shall cause to be furnished, to Underwriter or its designee, each piece of sales literature or other promotional material that the Company develops and in which a Fund or its adviser or the Underwriter is named. No such material shall be used until approved by Underwriter or its designee. Underwriter or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Fund, its adviser or the Underwriter is named, and no such material shall be used if the Fund or its designee so object.

         4.2. The Company shall not give any information or make any representations or statements on behalf of a Fund or concerning a Fund or its adviser or the Underwriter in connection with the sale of the Contracts other than the information or representations contained in the registration statement or profiles or prospectus or SAI for the Fund shares, as such registration statement and profiles and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for a Fund, or in sales literature or other

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promotional material approved by Underwriter or its designee, except with the permission of Underwriter.

         4.3. Underwriter or its designee shall furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops and in which the Company, and/or its Account, is named. No such material shall be used until approved by the Company. The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.

         4.4. Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement and prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

         4.5. Underwriter will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to a Fund or its shares, promptly after the filing of such document(s) with the SEC or other regulatory authorities.

         4.6. The Company will provide to Underwriter at least one complete copy of all registration statements, prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, promptly after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall provide to Underwriter any complaints received from the Contract owners pertaining to a Fund.

         4.7. Underwriter will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Fund, and of any material change in a Fund's registration statement, particularly any change resulting in a change to the registration statement or prospectus for any Account. Underwriter will work with the Company so as to enable the Company to solicit proxies from Contract owners, or to make changes to its prospectus or registration statement, in an orderly manner.

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         4.8.     For purposes of this Article IV, the phrase "sales literature and other promotional materials" includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, shareholder reports, proxy materials, and any other communications distributed or made generally available with regard to a Fund.

ARTICLE V.        Fees and Expenses

         5.1. All expenses incident to performance by a Fund under this Agreement shall be paid by such Fund. Underwriter shall see to it that all of a Fund's shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. Underwriter (or the Funds, as applicable) shall bear the expenses for the cost of registration and qualification of the Funds' shares, preparation and filing of the Funds' prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Funds' shares.

         5.2. The Company shall bear the expenses of distributing the Funds' prospectuses to owners of Contracts issued by the Company and of distributing the Funds' proxy materials and reports to such Contract owners.

ARTICLE VI.       Diversification and Qualification

         6.1. Underwriter represents that each Fund is or will be qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will maintain such qualification (under Subchapter M or any successor or similar provisions) and that it will notify the Company immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

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ARTICLE VII.      Indemnification

         7.1.     Indemnification By the Company

                  7.1(a). The Company agrees to indemnify and hold harmless each Fund and the Underwriter and each of its respective trustees/directors and officers, and each person, if any, who controls a Fund or the Underwriter within the meaning of Section 15 of the 1933 Act or who is under common control with the Underwriter (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include a written description of a Contract that is not registered under the 1933 Act), or SAI for the Contracts or contained in sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by the Underwriter for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of a Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company's authorization or control, with respect to the sale or distribution of the Contracts or Fund Shares; or

                  (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature of a Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was

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                  made in reliance upon information furnished to a Fund by or on behalf of the Company; or

                  (iv) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Section 6.1 of this Agreement); or

                  (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;

as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.

                  7.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement.

                  7.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                  7.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of Fund shares or the Contracts or the operation of a Fund.

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         7.2.     Indemnification by the Underwriter

                  7.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or profile or prospectus or SAI or sales literature of a Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter by or on behalf of the Company for use in the registration statement, profile, prospectus or SAI for such Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Underwriter or persons under their control) or wrongful conduct of Underwriter or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

                  (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by Underwriter; or

                  (iv) arise as a result of any failure by Underwriter to provide the services and furnish the materials under the terms of this Agreement (including a failure of a

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                  Fund, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in
                  Section 6.1 of this Agreement); or

                  (v) arise out of or result from any material breach of any representation and/or warranty made by Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by Underwriter; or

                  (vi) arise out of or result from the materially incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.

                  7.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

                  7.2(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                  7.2(d). The Indemnified Party will promptly notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

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ARTICLE VIII.     Applicable Law

         8.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

         8.2. This Agreement shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules, and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE IX.       Termination

         9.1. This Agreement shall continue in full force and effect until the first to occur of:

                  (a) termination by any party, for any reason with respect to some or all Funds, by three (3) months advance written notice delivered to the other parties; or

                  (b) termination by the Company, with respect to a Fund, by written notice to Underwriter based upon the Company's determination that shares of such Fund are not reasonably available to meet the requirements of the Contracts; or

                  (c) termination by the Company by written notice to Underwriter in the event any of the Shares are not registered, issued, or sold in accordance with applicable state and/or federal law or such law precludes the use of such Shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

                  (d) termination by Underwriter in the event that formal administrative proceedings are instituted against the Company by the NASD, the SEC, the Insurance Commissioner, or like official of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Shares; provided, however, that Underwriter determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

                  (e) termination by the Company in the event that formal administrative proceedings are instituted against Underwriter by the NASD, the SEC, or any state securities or insurance department, or any other regulatory body;

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

                           provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of Underwriter to perform its obligations under this Agreement; or

                  (f) termination by the Company by written notice to Underwriter with respect to any Fund in the event that such Fund ceases to qualify as a Regulated Investment Company under Subchapter M as specified in
                           Section 6.1 hereof, or if the Company reasonably believes that such Fund may fail to so qualify or comply; or

                  (g) termination by Underwriter by written notice to the Company, if Underwriter shall determine in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

                  (h) termination by the Company by written notice to Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that the Funds' investment adviser or the Underwriter has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

                  (i) termination by the Company upon any substitution of the shares of another investment company or series thereof for Shares in accordance with the terms of the Contracts, provided that the Company has given at least 45 days prior written notice to Underwriter of the date of substitution.

         9.2. Notwithstanding any termination of this Agreement, Underwriter shall, at the option of the Company, continue to make available additional Shares pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless the Underwriter requests that the Company seek an order pursuant to Section 26(c) of the 1940 Act to permit the substitution of other securities for the Shares. In the event that Underwriter requests that Company seek such an order due to circumstances not within Company's control, Underwriter agrees to reasonably cooperate with Company in seeking and splitting the cost of such order. Specifically, the owners of the Existing Contracts may be permitted to reallocate investments in an affected Fund, redeem investments in an affected Fund, and/or invest in an affected Fund upon the making of additional purchase payments under the existing Contracts (subject to any such election by the Underwriter). The parties agree that this
Section 9.2 shall not apply to any terminations under Section 9.1(i) of this Agreement.

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

         9.3. The Company shall not redeem Shares attributable to the Contracts (as opposed to Shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"), (iii) upon 45 days prior written notice to Underwriter, as permitted by an order of the SEC pursuant to Section 26(c) of the 1940 Act, but only if a substitution of other securities for the Shares is consistent with the terms of the Contracts, or (iv) as permitted under the terms of the Contract. Upon request, the Company will promptly furnish to Underwriter reasonable assurance that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contacts, the Company shall not prevent Contract owners from allocating payments to a Fund that was otherwise available under the Contracts without first giving Underwriter 45 days notice of its intention to do so.

         9.4. Notwithstanding any termination of this Agreement, each party's obligation under Article VII to indemnify the other parties shall survive.

ARTICLE X.        Notices

         Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         If to the Company:         Barry G. Skolnick, Esq.
                                    Senior Vice President and General Counsel
                                    ML Life Insurance Company of New York
                                    7 Roszel Road
                                    Princeton, New Jersey 08540

         If to the Underwriter:     Allan J. Oster, Esq.
                                    Director, Legal Advisory
                                    Merrill Lynch Investment Managers
                                    800 Scudders Mill Road
                                    Plainsboro, NJ 08536

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ARTICLE XI.       Miscellaneous

         11.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information has come into the public domain.

         11.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         11.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         11.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         11.5. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Arkansas Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable contract operations of the Company are being conducted in a manner consistent with the Arkansas variable annuity laws and regulations and any other applicable law or regulations.

         11.6. The rights, remedies, and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

         11.7. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

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         IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

ML LIFE INSURANCE COMPANY OF NEW YORK:

                                       By its authorized officer

                                       By:
                                       Name:  Lori M. Salvo
                                       Title: Vice President & Secretary

FAM DISTRIBUTORS, INC.
                                       By its authorized officer

                                       By:    __________________________________
                                       Name:  __________________________________
                                       Title: __________________________________

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                                   SCHEDULE A

Dated: October 11, 2002

SEPARATE ACCOUNTS OF THE COMPANY

Merrill Lynch Life Variable Annuity Separate Account D

CONTRACTS

Contract # MLNY-VA-006

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                                   SCHEDULE B

                                FUNDS AND CLASSES

Dated: October 11, 2002

         Class D Shares of the following registered investment companies:

         Merrill Lynch Basic Value Fund

         Merrill Lynch Core Bond Fund

         Merrill Lynch Fundamental Growth Fund

         Merrill Lynch Global Allocation Fund

         Merrill Lynch Ready Assets Trust

         Merrill Lynch S&P 500 Index Fund

         Merrill Lynch Small Cap Value Fund

         Merrill Lynch U.S. Government Mortgage Fund

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                                   SCHEDULE C

                                 FUND MATERIALS

PART I.           Fund Description

   - Underwriter will provide to Company or a common service provider designated by Company within ten (10) days of the end of each month, each Funds' average annual return for the 1, 5, and 10 year periods ending the current month on a Net Asset Value basis.

   - Underwriter will provide to Company a description of each Fund including holdings, portfolio composition, largest sectors and geographical allocation and a statement of objective in a mutually acceptable format.

Part II.          Fund Information and Materials

   - A supply of materials relating to the Funds (prospectuses, quarterly reports and other brochures) to include with contract application sales, marketing and communication materials.

   - Specific investment performance information that may be requested that cannot be obtained from the prospectus. This would include specific calculations on various performance parameters and will require an aggressive turnaround time (usually 5 business days).

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